UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 23, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual and Special Meeting of Shareholders held on November 23, 2010 (the “Shareholder Meeting”), the shareholders of GSI Group Inc. (the “Company”) approved the Company’s 2010 Incentive Award Plan (the “2010 Incentive Plan”). The 2010 Incentive Plan provides for the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), deferred stock, deferred stock units, dividend equivalents, performance awards and stock payments (collectively referred to as “Awards”) to employees, consultants and directors. Under the 2010 Incentive Plan, the aggregate number of common shares that may be granted is 8,695,841, subject to adjustment as described below. The 2010 Incentive Plan provides for specific limits on the number of shares that may be subject to different types of Awards and the amount of cash that can be paid with respect to different types of Awards:

•	No more than 3,260,940 shares, subject to adjustment as described below, may be granted as Awards to any one individual during any calendar year;

•	No more than $2,500,000 may be paid in cash with respect to one or more Awards to any one individual during any calendar year.

The shares subject to the 2010 Incentive Plan, the limitations on the number of shares that may be awarded under the 2010 Incentive Plan and the amount of cash paid with respect to one or more Awards under the 2010 Incentive Plan, and shares and option prices subject to Awards outstanding under the 2010 Incentive Plan, will be adjusted as the 2010 Incentive Plan administrator deems appropriate to reflect stock dividends, stock splits (including, without limitation, the reverse stock split approved by shareholders at the Shareholder Meeting (see Item 5.07 below), if implemented by the board of directors), combinations or exchanges of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the common shares or the price per share of the common shares other than an equity restructuring.

Shares subject to Awards that have expired, been forfeited or settled in cash, or repurchased by the Company by reason of a forfeiture provision may be added back to the 2010 Incentive Plan and may be granted as new Awards. Shares that are used to pay the exercise price for an option, shares withheld to pay taxes, shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof, and shares purchased on the open market with the cash proceeds from the exercise of options will be cancelled and will not be added back to the number of shares available for grant under the 2010 Incentive Plan. Shares granted under the 2010 Incentive Plan may be previously authorized but unissued shares or shares bought on the open market or otherwise.

The board of directors approved the 2010 Incentive Plan on October 13, 2010, subject to shareholder approval at the Shareholder Meeting. The 2010 Incentive Plan will expire and no further Awards may be granted after November 23, 2020, the tenth anniversary of its approval by the shareholders at the Shareholder Meeting.

A more extensive discussion of the 2010 Incentive Plan is contained in the Company’s Definitive Proxy Statement (the “2010 Proxy Statement”) filed with the Securities and Exchange Commission on October 27, 2010. The foregoing description of the 2010 Incentive Plan contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the 2010 Incentive Plan which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On November 23, 2010, the Company held the Annual and Special Meeting of Shareholders. A total of 89,087,181 common shares were present or represented by proxy at the meeting, representing approximately 89.1 percent of the Company’s common shares outstanding as of the October 18, 2010 record date. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s 2010 Proxy Statement.

Item 1 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
88,860,297	143,582	83,300	2

Item 2 — Approval of the GSI Group Inc. 2010 Incentive Award Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
64,421,435	371,026	4,965,726	19,328,994

Item 3 — Approval of an amendment to the Company’s Articles to effect a reverse split of the Company’s common shares by a ratio of 1-for-2, 1-for-3, 1-for-4 or 1-for-5, with the exact ratio to be determined by the board of directors in its discretion, and to authorize the board of directors to implement the reverse stock split at any time prior to February 23, 2011 by filing an amendment to the Company’s Articles.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
88,321,302	670,973	94,904	2

Pursuant to the foregoing votes, Items 1 through 3 were approved.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

10.1	GSI Group Inc. 2010 Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: November 30, 2010	By:	/S/ GLENN E. DAVIS
Glenn E. Davis
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	GSI Group Inc. 2010 Incentive Award Plan

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